                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                         ENVIRODYNE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------------

     (4)  Date filed:

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


                                   Suite 190
                                   701 Harger Road
ENVIRODYNE LOGO                    Oak Brook, Illinois 60521

                                             April 18, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Envirodyne Industries, Inc., which will be held on Friday, May 16, 1997, at 9:00 a.m. local time, at the offices of Sidley & Austin, One First National Plaza, 55th Floor Conference Center, Chicago, Illinois. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, a report will be given with respect to the operations of Envirodyne.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed WHITE proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

     Your vote is of special importance this year because of recent events involving Malcolm Glazer. Mr. Glazer, through Zapata Corporation, Envirodyne's largest shareholder, has informed the Company that he will attempt to obtain control of the Company without paying for it.

     Mr. Glazer has stated that he intends to replace the Company's entire board of directors with his own hand-picked slate. The Glazer slate includes Malcolm Glazer, three of Glazer's sons: Avram, Bryan and Edward, and Robert Leffler, Jr., who handles public relations activities for Glazer related entities. These nominees lack the experience and independence necessary to protect the interests of all of our shareholders. Envirodyne has nominated its present slate of directors for reelection, excluding Malcolm and Avram Glazer.

     We were surprised by the Glazers' actions because, up to this point, the Glazers have been very supportive of management and have never expressed to the Board any dissatisfaction with the Company's current strategic direction. We therefore believe Mr. Glazer is seeking to obtain control of Envirodyne without paying for it in order to further his interests at the expense of other shareholders. The Board of Directors is unwilling to surrender control to Mr. Glazer and his nominees, except as part of an arm's length acquisition transaction providing a fair price to all shareholders.

     Your board believes Mr. Glazer's actions are self-serving and not in the best interests of other shareholders. We are doing everything we can to prevent Mr. Glazer from gaining control at your expense.

     You may receive proxy material from Zapata. We urge you not to return a proxy to Zapata, even as a protest.

     If you have any questions about this matter or care to discuss the Company's strategy, please contact us at (630) 575-2400. In the meantime, we request that you sign, date and return the enclosed WHITE proxy card.

     Thank you for your continued support.

                                            Very truly yours,

                                            F. EDWARD GUSTAFSON
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                          ENVIRODYNE INDUSTRIES, INC.
                           701 HARGER ROAD, SUITE 190
                           OAK BROOK, ILLINOIS 60521

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 1997

To the Stockholders of Envirodyne Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Envirodyne Industries, Inc., a Delaware corporation ("Envirodyne" or the "Company"), will be held on Friday, May 16, 1997, at 9:00 a.m. local time, at Sidley & Austin, One First National Plaza, 55th Floor Conference Center, Chicago, Illinois, for the following purposes:

     (1) To elect five (5) directors to serve until the 1998 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 25, 1997; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company has set the close of business on March 21, 1997 as the record date (the "Record Date") for the Annual Meeting. Only holders of Envirodyne's common stock, $.01 par value, at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed following the Record Date. For a period of ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company's offices, during normal business hours, by any Envirodyne stockholder for any purpose germane to the Annual Meeting.

     It is important that your shares be voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the accompanying WHITE proxy card and return it promptly in the enclosed postage-paid envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you so choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

                                        By order of the Board of Directors,
                                        Stephen M. Schuster[SIG]
                                        STEPHEN M. SCHUSTER
                                        Vice President, General Counsel
                                        and Secretary

Oak Brook, Illinois
April 18, 1997

                          ENVIRODYNE INDUSTRIES, INC.
                           701 HARGER ROAD, SUITE 190
                           OAK BROOK, ILLINOIS 60521
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Envirodyne Industries, Inc., a Delaware corporation ("Envirodyne" or the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 16, 1997, at 9:00 a.m. local time, at Sidley & Austin, One First National Plaza, 55th Floor Conference Center, Chicago, Illinois. This Proxy Statement and the accompanying WHITE proxy card will be mailed to the holders of Envirodyne's common stock, $.01 par value (the "Common Stock"), on or about April 18, 1997.

     Stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of five (5) directors to serve until the 1998 Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified, (ii) the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 25, 1997, and (iii) such other business as may properly come before the Annual Meeting.

                            VOTING RIGHTS AND QUORUM

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 21, 1997 (the "Record Date"). Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 14,552,233 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting.

     In the election of directors, each share of Common Stock is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Nominees for director receiving the affirmative vote of a plurality of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting will be elected as directors. For all matters except the election of directors, each share of Common Stock is entitled to one vote. The affirmative vote of a majority of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for each of the other matters submitted to the stockholders for approval or ratification. A "broker non-vote" is a vote withheld by a broker on a particular matter in accordance with stock exchange rules because the broker has not received instructions from the customer for whose account the shares are held. Abstentions, directions to withhold authority and broker non-votes will be treated as present for determining a quorum. Abstentions, directions to withhold authority and broker non-votes will have no effect on the election of directors. On all other matters, abstentions will have the effect of a negative vote, and broker non-votes will have no effect.

                               PROXY SOLICITATION

     This proxy solicitation is being made by and on behalf of the Board of Directors. The cost of soliciting proxies and preparing the proxy materials will be borne by the Company. The Company has retained the services of Morrow & Co., Inc. ("Morrow") to assist it in soliciting proxies for a fee of approximately $75,000 plus reimbursement of out-of-pocket expenses. The Company has agreed to indemnify Morrow against certain liabilities and expenses. It is estimated that Morrow will employ approximately forty (40) persons to solicit proxies on behalf of the Board of Directors for the Annual Meeting. The Company believes that it will incur additional expenses of approximately $100,000 for public relations advisors' fees, attorneys' fees and printing and other miscellaneous expenses. As of April 18, 1997, the Company had incurred expenses of approximately $125,000 in connection with the solicitation of proxies. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition to solicitation of proxies by Morrow, proxies may be solicited personally or by telephone, facsimile, overnight, certified or first-class mail, advertisement or telegram by directors, officers and employees of the Company or its subsidiaries without additional compensation to them.

     The Board of Directors has selected F. Edward Gustafson and Stephen M. Schuster to act as proxies, with full power of substitution. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the five (5) director nominees listed below and FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 25, 1997. The Company has received written notice from Zapata Corporation of its intent to nominate five
(5) candidates for election as directors and to bring a stockholder proposal for consideration at the Annual Meeting. See "Other Matters." As to any other business which may properly come before the Annual Meeting, the persons designated as proxies on the enclosed proxy card will vote in accordance with their judgment on such matters. Any stockholder executing a proxy may revoke the proxy at any time before it is voted by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. Any stockholder may attend the Annual Meeting and vote in person whether or not the stockholder has previously given a proxy.

                             ELECTION OF DIRECTORS

     At a meeting held on March 19, 1997, the Board of Directors voted to reduce the number of directors from seven (7) members to five (5) members upon the expiration of the current term of directors. In addition, the Board of Directors nominated Messrs. Robert N. Dangremond, F. Edward Gustafson, Michael E. Heisley, Gregory R. Page and Mark D. Senkpiel as nominees for election as directors to serve until the 1998 Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified. All of the nominees are currently directors of the Company whose terms will expire at the Annual Meeting. The Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected. Messrs. Avram A. Glazer and Malcolm I. Glazer, who are also currently directors of the Company, were not renominated by the Board of Directors and their terms will expire at the Annual Meeting.

     All of the Board of Directors' nominees have demonstrated leadership abilities and achievement in the companies in which they have served as an executive or director. The Board of Directors' nominees have experience in a broad range of industries and bring to the Board of Directors substantial business experience and knowledge. Each of the Board of Directors' nominees has served on the Board of Directors for over three (3) years and has extensive knowledge about the Company and its industries.

     Nominees for Directors. The following sets forth information with respect to the nominees for election as directors at the Annual Meeting:

                NAME                     AGE                    PRINCIPAL OCCUPATION
                ----                     ---                    --------------------
Robert N. Dangremond.................    54     Mr. Dangremond has been a principal with Jay Alix &
                                                Associates, a consulting and accounting firm
                                                specializing in corporate restructurings and
                                                turnaround activities, since August 1989. Since
                                                August 1995, Mr. Dangremond has held the positions of
                                                interim Chief Executive Officer and President of
                                                Forstmann & Company, Inc. ("Forstmann"), a producer
                                                of clothing fabrics. Previously, Mr. Dangremond was
                                                Chairman of the Board, President and Chief Executive
                                                Officer of AM International, Inc. ("AMI"), a provider
                                                of graphics arts equipment, supplies and services,
                                                from February 1993 to September 1994. Mr. Dangremond
                                                is also a director of AMI and Forstmann. Mr.
                                                Dangremond has served as a director of the Company
                                                since 1993.

                                                Mr. Dangremond's appointments as interim Chief
                                                Executive Officer and President of Forstmann and,
                                                prior thereto, as Chairman of the Board, President
                                                and Chief Executive Officer of AMI, were made in
                                                connection with turnaround consulting services
                                                provided by Jay Alix & Associates. On May 17, 1993,
                                                AMI filed a petition under Chapter 11 of the United
                                                States Bankruptcy Code (the "Bankruptcy Code"), and
                                                on September 29, 1993, a plan of reorganization was
                                                confirmed with respect to AMI. On September 22, 1995,
                                                Forstmann filed a petition under Chapter 11 of the
                                                Bankruptcy Code. A plan of reorganization has been
                                                negotiated with Forstmann's creditors, which plan of
                                                reorganization is expected to be filed with the
                                                Bankruptcy Court in the near future and confirmed by
                                                the creditors sometime in the summer of 1997.

F. Edward Gustafson..................    55     Mr. Gustafson has been Chairman of the Board,
                                                President and Chief Executive Officer of the Company
                                                since March 1996 and a director of the Company since
                                                1993. Mr. Gustafson was Executive Vice President and
                                                Chief Operating Officer of the Company from May 1989
                                                to March 1996 and President of Viskase Corporation, a
                                                wholly-owned subsidiary of the Company, from February
                                                1990 to August 1994. Mr. Gustafson has also served as
                                                Executive Vice President and Chief Operating Officer
                                                of D.P. Kelly & Associates, L.P., a management
                                                services and private investment firm, since November
                                                1988.

                                                On January 7, 1993, Envirodyne and its major domestic
                                                subsidiaries filed petitions under Chapter 11 of the
                                                Bankruptcy Code. On December 31, 1993, Envirodyne and
                                                the debtor subsidiaries consummated a plan of
                                                reorganization and emerged from bankruptcy. Mr.
                                                Gustafson is Executive Vice President of Emerald
                                                Acquisition Corporation ("Emerald"), the former
                                                parent company of Envirodyne. On August 20, 1993,
                                                Emerald filed a petition under Chapter 11 of the
                                                Bankruptcy Code. The case is still pending.

                NAME                     AGE                    PRINCIPAL OCCUPATION
                ----                     ---                    --------------------
Michael E. Heisley...................    60     Mr. Heisley has for more than five years been the
                                                Chief Executive Officer of Heico Acquisitions, an
                                                investment holding company, through which Mr. Heisley
                                                has interests in various manufacturing companies. Mr.
                                                Heisley is also a director of Robertson CECO, Inc., a
                                                major construction company engaged in the manufacture
                                                of metal buildings, concrete forms and curtain walls.
                                                Mr. Heisley has served as a director of the Company
                                                since 1993.

Gregory R. Page......................    45     Mr. Page has been President of the Red Meat Group of
                                                Cargill, Inc. ("Cargill"), a multinational trader and
                                                processor of foodstuffs and other commodities, since
                                                August 1995. From 1994 to August 1995, Mr. Page was
                                                President of Cargill's Worldwide Beef Operations.
                                                From 1992 to 1994, Mr. Page was President of
                                                Cargill's North American Beef Operations. From 1989
                                                to 1992, Mr. Page was Managing Director of Sun Valley
                                                Thailand, a joint venture between Cargill and Nippon
                                                Meat Packers, as an integrated processor of
                                                poultry-based foods for the Japanese marketplace. Mr.
                                                Page has served as a director of the Company since
                                                1993.

Mark D. Senkpiel.....................     44    Mr. Senkpiel has been Senior Vice President of Trust
                                                Company of the West, an investment management firm,
                                                since January 1996. Previously, Mr. Senkpiel was for
                                                more than five (5) years Investment Director of the
                                                Investment Management Division of Allstate
                                                Corporation, a property, liability and life insurance
                                                company. Mr. Senkpiel has served as a director of the
                                                Company since 1993.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, AND EACH PROXY WILL BE VOTED FOR SUCH NOMINEES (UNLESS THE STOCKHOLDER EXECUTING SUCH PROXY HAS WITHHELD AUTHORITY). If any nominee is not available for election at the Annual Meeting, the proxies will be voted for an alternate selected by the Board of Directors (unless authority is withheld), or the Board of Directors may elect not to fill the vacancy and reduce the number of directors.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In fiscal year 1996, the Board of Directors met seven (7) times and took action by written consent in lieu of a meeting on one (1) occasion. Also during fiscal year 1996, the Audit Committee met twice and the Compensation and Nominating Committee met three (3) times. Each director participated in at least 75% of the total number of such meetings of the Board of Directors and meetings of committees of the Board of Directors on which he served.

     The Board of Directors has established the following standing committees:

     Audit Committee. The principal responsibilities of the Audit Committee are to review and recommend to the Board of Directors the selection of the Company's independent accountants; to review with the independent accountants the scope and results of the annual audit engagement and the system of internal accounting controls; and to direct and supervise special audit inquiries. The current members of the Audit Committee are Mark D. Senkpiel, Chairman, Michael E. Heisley and Avram A. Glazer, who was appointed to the Audit Committee in January 1997.

     Compensation and Nominating Committee. The principal responsibilities and authority of the Compensation and Nominating Committee are to review and approve certain matters involving executive compensation; to review and approve grants of stock options and stock appreciation rights under the Company's stock option plan; to review and recommend adoption of or revisions to compensation plans and policies; and to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, including stockholder nominations, and such other related matters as the Board of Directors may request from time to time. The Compensation and Nominating Committee will consider nominees recommended by the Company's stockholders. Any such recommendation should be addressed to:
Corporate Secretary, Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60521. See "Stockholder Proposals for 1998 Annual Meeting" for procedures with respect to nominations by stockholders. The current members of the Compensation and Nominating Committee are Robert N. Dangremond, Chairman, and Gregory R. Page.

     The Board of Directors may from time to time establish other committees to assist it in the discharge of its responsibilities.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock as of April 1, 1997 of (a) each person or group of persons known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each executive officer of the Company listed in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.

                  NAME AND ADDRESS OF                             NUMBER OF SHARES              PERCENT
                    BENEFICIAL OWNER                           BENEFICIALLY OWNED(1)          OF CLASS(1)
                  -------------------                          ---------------------          -----------
Malcolm I. Glazer.......................................           5,886,283(2)(3)              40.44%
1482 South Ocean Boulevard
Palm Beach, Florida 33480

Zapata Corporation......................................           5,877,304                    40.39%
1717 St. James Place
Houston, Texas 77056

Donald P. Kelly.........................................           1,883,691(4)(5)              12.83%
701 Harger Road, Suite 190
Oak Brook, Illinois 60521

F. Edward Gustafson.....................................           1,264,419(5)(7)               8.67%
701 Harger Road, Suite 190
Oak Brook, Illinois 60521

James D. Bennett........................................           1,180,882(6)                  8.11%
2 Stamford Plaza
281 Tresser Blvd., Suite 1501
Stamford, Connecticut 06901

Elliott Associates, L.P.................................           1,136,600(8)                  7.81%
Martley International, Inc.
Westgate International, L.P.
712 Fifth Avenue, 36th Floor
New York, New York 10019

Volk Enterprises, Inc...................................             989,190                     6.80%
1230-1232 South Avenue
Turlock, California 95380

Bennett Restructuring Fund, L.P.........................             862,011                     5.92%
Restructuring Capital Associates, L.P.
2 Stamford Plaza
281 Tresser Blvd., Suite 1501
Stamford, Connecticut 06901

                  NAME AND ADDRESS OF                             NUMBER OF SHARES              PERCENT
                    BENEFICIAL OWNER                           BENEFICIALLY OWNED(1)          OF CLASS(1)
                  -------------------                          ---------------------          -----------
Robert N. Dangremond....................................                 11,663(3)                   *
Gordon S. Donovan.......................................                 42,739(9)                   *
Avram A. Glazer.........................................                  8,979(3)                   *
Michael E. Heisley......................................                167,101(3)               1.15%
Gregory R. Page.........................................                 11,052(3)                   *
Stephen M. Schuster.....................................                 89,286(10)                  *
Mark D. Senkpiel........................................                 25,591(3)(11)               *
All directors and executive officers of the Company as a
  group (9 persons).....................................              7,507,113(12)             51.23%

---------------
  *  Less than 1%.

 (1) Beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. Accordingly, the "Number of Shares Beneficially Owned" and the "Percent of Class" shown for each person listed in the table are based on the assumption that both stock options which are exercisable currently or within 60 days of April 1, 1997 and warrants to purchase Common Stock ("Warrants") which are all currently exercisable, held by such person, have been exercised. Unless otherwise indicated, the persons listed in the table have sole voting and investment power over those securities listed for such person.

 (2) The ownership indicated includes 5,877,304 shares owned by Zapata Corporation ("Zapata"), which shares may be deemed to be beneficially owned by Mr. Glazer because Mr. Glazer is the Chairman of the Board of Zapata and owns approximately 35.2% of the outstanding common stock of Zapata. Mr. Glazer disclaims beneficial ownership of such shares.

 (3) The ownership indicated includes 3,000 shares subject to stock options owned by each non-employee director.

 (4) The ownership indicated includes Warrants to purchase 119,809 shares owned by Mr. Kelly.

 (5) The ownership indicated includes 70,287 shares and Warrants to purchase 4,405 shares owned by D.P. Kelly & Associates, L.P. ("DPK"), of which Mr. Kelly and Mr. Gustafson are principals and officers. The general partner of DPK is C&G Management Company, Inc. ("C&G Management"), which is owned by Mr. Kelly and Mr. Gustafson. The ownership indicated also includes 989,190 shares owned by Volk Enterprises, Inc. ("Volk"). Volk is controlled by Volk Holdings L.P., whose general partner is Wexford Partners I L.P. ("Wexford Partners"). The general partner of Wexford Partners is Wexford Corporation, which is owned by Mr. Kelly and Mr. Gustafson. Mr. Kelly and Mr. Gustafson share voting and investment power over the shares and Warrants owned by DPK and Volk. However, Mr. Kelly and Mr. Gustafson each disclaim beneficial ownership of shares and Warrants owned by DPK and Volk except to the extent of their respective pecuniary interest in such entities.

 (6) The ownership indicated includes 11,666 shares and 7,928 shares subject to stock options and Warrants, respectively, owned by Mr. Gustafson. The ownership indicated also includes 70,619 shares and Warrants to purchase 4,405 shares owned by Mr. Gustafson's spouse. Mr. Gustafson does not have or share voting or investment power over the shares and Warrants owned by his spouse and disclaims beneficial ownership of such shares and Warrants.

 (7) The ownership indicated includes 862,011 shares owned by Bennett Restructuring Fund, L.P. ("Bennett Restructuring") and 318,871 shares owned by Bennett Offshore Restructuring Fund, Inc. ("Bennett Offshore"). Restructuring Capital Associates, L.P. ("RCA") is the general partner of Bennett Restructuring. The general partner of RCA is Bennett Capital Corporation, of which Mr. Bennett is the sole shareholder. Mr. Bennett is also the President and controlling shareholder of Bennett Offshore Investment Corporation, the investment manager of Bennett Offshore.

 (8) Elliott Associates, L.P. ("Elliott"), Westgate International, L.P. ("Westgate") and Martley International, Inc. ("Martley") filed a group
     Schedule 13D indicating that 685,500 shares are beneficially owned by Elliot and 451,100 shares are beneficially owned by Westgate and Martley. Paul E. Singer and Braxton Associates, L.P., which is controlled by Mr. Singer, are the general partners of Elliott. Mr. Singer is also the President of Martley and an executive officer of Hambledon, Inc., which is the sole general partner of Westgate. Martley is the investment manager of Westgate and disclaims beneficial ownership of, and pecuniary interest in, any shares. Westgate's business address is c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Island, British West Indies.

 (9) The ownership indicated includes 26,000 shares subject to stock options owned by Mr. Donovan, 3,000 shares owned jointly by Mr. Donovan and his spouse, with whom Mr. Donovan shares voting and investment power over such shares, and 1,000 shares owned by Mr. Donovan's spouse. Mr. Donovan does not have or share voting power over the 1,000 shares owned by his spouse but shares investment power over those shares with his spouse. Mr. Donovan disclaims beneficial ownership of such shares.

(10) The ownership indicated includes 30,483 shares subject to stock options owned by Mr. Schuster and 20,104 shares owned by Mr. Schuster's spouse. Mr. Schuster does not have or share voting or investment power over the shares owned by his spouse and disclaims beneficial ownership of such shares.

(11) The ownership indicated includes 3,000 shares held by Mr. Senkpiel as custodian for accounts of his minor children under the Uniform Gifts to Minors Act. Mr. Senkpiel disclaims beneficial ownership of such shares.

(12) See Footnotes (1), (2), (3), (5), (7), (9), (10) and (11).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission, NASDAQ and the Company. Based upon a review of relevant filings and written representations from the Company's officers, directors, and persons who own more than 10% of the Company's Common Stock, the Company believes that all required filings by such persons with respect to the year ended December 26, 1996 have been made on a timely basis except that each of the following reporting persons failed to file one report each with respect to one transaction on a timely basis: Zapata Corporation, Mr. F. Edward Gustafson, Mr. Malcolm I. Glazer, Mr. Avram A. Glazer and Ms. Elizabeth Garcia-Economou.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Compensation of Directors. Each director who is not an officer of the Company received an annual retainer of $20,000 in 1996 and a fee of $1,000 for each attended meeting of the Board of Directors. Chairmen of committees of the Board of Directors received an annual retainer of $1,500 in 1996. Directors also received a fee for each attended meeting of a committee of the Board of Directors of $1,000 ($500 in the case of committee meetings occurring immediately before or after meetings of the full Board of Directors). Directors who are officers of the Company do not receive compensation in their capacity as directors. On May 10, 1995 (the date of the Company's 1995 Annual Meeting of Stockholders), each non-employee director of the Company received a non-qualified stock option to purchase 2,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant in accordance with the terms of the Envirodyne Industries, Inc. 1993 Stock Option Plan, as amended and restated. Pursuant to this plan, on the date of the 1996 Annual Meeting of Stockholders, non-employee directors were granted an additional stock option to purchase 1,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the Non-Employee Directors' Compensation Plan, non-employee directors may elect to receive their director fees in the form of shares of Common Stock. The number of shares received is based on the average of the closing bid and asked price of the Common Stock on the business day preceding the date the Common Stock is issued. All of the non-employee directors have elected to receive their director fees in the form of shares of Common Stock.

     Compensation Committee Interlocks and Insider Participation. The Compensation and Nominating Committee of the Board of Directors consists of Messrs. Dangremond and Page, each of whom is a non-employee director of the Company. Mr. Page is the President of the Red Meat Group of Cargill, Inc. In fiscal year 1996, Viskase Corporation, a wholly-owned subsidiary of the Company, had sales of $19,795,000 made in the ordinary course to Cargill, Inc. and its affiliates.

     Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table below provides certain summary information concerning compensation by the Company for 1996, 1995 and 1994 for services rendered by the Company's Chief Executive Officer and each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION AWARDS
                                          ---------------------------------    ----------------------
                                                               OTHER ANNUAL    RESTRICTED                 ALL OTHER
                                          SALARY     BONUS     COMPENSATION    STOCK AWARD    OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION(1)    YEAR    ($)(2)     ($)(3)       ($)(4)         ($)(5)         (#)          ($)
------------------------------    ----    ------     ------    ------------    -----------    -------    ------------
Donald P. Kelly...............    1996    112,500      --         25,100          --            --              65(6)
                                  1995    450,000      --         --              --            --             472
                                  1994    450,000      --         48,125          --            --             472

F. Edward Gustafson...........    1996    435,692      --         69,662         126,875      145,000       16,108(7)
Chairman of the Board,            1995    390,000      --         67,772          --            --          12,472
President and Chief               1994    390,000      --         61,496          --            --          16,203
Executive Officer

Stephen M. Schuster...........    1996    163,325    43,894        6,259          --           22,900        7,096(8)
Vice President, General           1995    157,050    42,404       23,159          --            --           7,154
Counsel and Secretary             1994    151,375    63,261       --              --           22,850        6,197

Gordon S. Donovan.............    1996    134,042    31,776        3,035          --           19,500        5,664(9)
Vice President, Chief             1995    121,156    33,520       --              --           19,500        5,257
Financial Officer,                1994    110,190    45,629       --              --            --           4,362
Treasurer and Assistant
Secretary

---------------
(1) Mr. Kelly served as Chairman of the Board, President and Chief Executive Officer of the Company until late March 1996. At that time, Mr. Gustafson became Chairman of the Board, President and Chief Executive Officer.

(2) The salaries set forth above for Messrs. Kelly and Gustafson for 1996 do not include $193,000 paid to D.P. Kelly & Associates, L.P. under the Amended and Restated Management Services Agreement dated December 31, 1993. See "Certain Relationships and Related Transactions."

(3) Mr. Donovan's bonus for 1995 and 1994 includes $6,250 and $10,406, respectively, earned under the Company's Long-Term Growth Plan ("LTGP") with respect to that fiscal year. Bonuses under the LTGP are determined based on the Company's overall financial performance for the fiscal year in which an award is made. Bonuses under the LTGP are paid at the conclusion of the second year following the year for which the bonus is earned and are subject to forfeiture if the participant's employment with the Company is terminated for any reason other than death, retirement or other specified circumstances prior to payment.

(4) In 1996, the Company paid country club dues on behalf of Mr. Kelly in an amount equal to $25,100. In 1994, Mr. Kelly was reimbursed for personal travel expenses in the amount of $40,500. In 1996, Mr. Gustafson had personal use of a Company automobile for a portion of the year and, pursuant to his

    Employment Agreement, dated March 27, 1996, was paid cash in lieu of a Company automobile for the remainder of the year, which use and cash payment was valued at $24,604. In 1995 and 1994, Mr. Gustafson had personal use of a Company automobile at an aggregate incremental cost to the Company of $28,984 and $12,654, respectively. In addition, in 1996, 1995 and 1994, the Company paid country club dues on behalf of Mr. Gustafson in an amount equal to $38,054, $12,062 and $12,190, respectively.

(5) Pursuant to an Employment Agreement, dated March 27, 1996, Mr. Gustafson was granted 35,000 restricted shares of the Company's Common Stock with a value of $126,875. Such shares are nontransferable and are subject to forfeiture until March 27, 1999. See "Employment Agreements and Change-in-Control Arrangements." The Company does not currently, and does not expect in the near future to, pay dividends on shares of its Common Stock. Neither Mr. Gustafson nor any of the other persons named in the Summary Compensation Table holds any other restricted shares of Common Stock.

(6) Amount paid for life insurance.

(7) Includes $2,527 paid for life insurance, $4,581 contributed to the Envirodyne Retirement Income Plan and $9,000 contributed to the Envirodyne Parallel Non-Qualified Thrift Plan.

(8) Includes $398 paid for life insurance, $4,581 contributed to the Envirodyne Retirement Income Plan and $2,117 contributed to the Envirodyne Parallel Non-Qualified Thrift Plan.

(9) Includes $300 paid for life insurance, $4,073 contributed to the Envirodyne Retirement Income Plan and $1,291 contributed to the Envirodyne Parallel Non-Qualified Thrift Plan.

     Stock Option Grants. The following table provides information concerning stock options granted to the persons named in the Summary Compensation Table during the fiscal year ended December 26, 1996. No stock appreciation rights ("SARs") have been granted.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                NUMBER OF        PERCENT OF                                   ANNUAL RATES OF STOCK
                                SECURITIES      TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                                UNDERLYING       GRANTED TO      EXERCISE OR                      OPTION TERM(2)
                                 OPTIONS        EMPLOYEES IN     BASE PRICE     EXPIRATION    ----------------------
           NAME               GRANTED(#)(1)      FISCAL YEAR      ($/SHARE)        DATE        5%($)         10%($)
           ----               -------------     -------------    -----------    ----------     -----         ------
Donald P. Kelly...........        --               --                --            --           --             --
F. Edward Gustafson(3)....        35,000             6.5%           3.50         03/27/06      77,040        195,234
                                  35,000             6.5%           3.50         03/27/06      77,040        195,234
                                  75,000            14.0%           3.50         03/27/06       --             --
Stephen M. Schuster.......        22,900             4.3%           4.375        05/15/06      63,007        159,673
Gordon S. Donovan.........        19,500             3.6%           4.375        05/15/06      53,653        135,966

---------------
(1) Stock options are granted under the Envirodyne Industries, Inc. 1993 Stock Option Plan, as amended and restated (the "Stock Option Plan"). Stock options generally become exercisable on a cumulative basis in annual increments of one-third of the optioned shares, commencing on the first anniversary of the grant date. Upon a "Change of Control" of the Company, as defined in the Stock Option Plan, all outstanding stock options become immediately exercisable.

(2) The potential realizable value is based on the term of the option at the date of grant (ten (10) years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the stock option is exercised and sold on the last day of the stock option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and on the sale of shares of Common Stock acquired upon exercise are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Mr. Gustafson's stock options were granted pursuant to an Employment Agreement, dated March 27, 1996, between Mr. Gustafson and the Company. See "Employment Agreements and Change-in-Control Arrangements." Mr. Gustafson's stock options are subject to and governed by the Stock Option Plan. However, one stock option to purchase 35,000 shares of Common Stock does not commence vesting until the second anniversary of the grant date, and the exercisability of the stock option to purchase up to 75,000 shares of Common Stock was contingent upon the financial performance of the Company during 1996. No portion of this stock option has or will become exercisable. Therefore, no information has been given with respect to the potential realizable value of the shares underlying this stock option.

     Stock Option Exercises and Holdings. The following table provides information concerning the exercise of stock options during the fiscal year ended December 26, 1996 and the fiscal year-end value of stock options with respect to each of the persons named in the Summary Compensation Table.

  AGGREGATED OPTION/SAR EXERCISES IN 1996 AND DECEMBER 26, 1996 OPTION VALUES

                                      SHARES                     NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                                     ACQUIRED       VALUE       UNDERLYING UNEXERCISED        THE-MONEY OPTIONS AT
                                    ON EXERCISE    REALIZED     OPTIONS AT 12/26/96(#)             12/26/96($)
              NAME                      (#)          ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
              ----                  -----------    --------    -------------------------    -------------------------
Donald P. Kelly.................      --            --                 --                           --
F. Edward Gustafson.............      --            --                    0/70,000                    0/166,250
Stephen M. Schuster.............      --            --               22,850/22,900                18,566/34,350
Gordon S. Donovan...............      --            --               19,500/19,500                15,844/29,250

            EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     On March 27, 1996, the Company entered into an Employment Agreement (the "Agreement") with Mr. F. Edward Gustafson. Pursuant to the Agreement, Mr. Gustafson agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company, and the Company agreed to use its best efforts to cause Mr. Gustafson to be elected as a director of the Company, during the term of the Agreement. The initial term of the Agreement is three (3) years, provided, however, that on March 26, 1997 and each subsequent anniversary thereof, the term of the Agreement will be automatically extended for a period of one (1) year unless the Company or Mr. Gustafson gives written notice to the other at least thirty (30) days prior to the anniversary date that the term shall not be so extended.

     Under the Agreement, Mr. Gustafson will receive an initial annual base salary of at least $450,000 and $30,000 per year in lieu of a Company-provided automobile. Mr. Gustafson's base salary will be increased by the Compensation and Nominating Committee of the Board of Directors each year in a manner consistent with increases in base salary for other senior officers of the Company. In addition, the Agreement provides that with respect to the fiscal year ended December 26, 1996, Mr. Gustafson would be eligible to receive a bonus based on a percentage of his base salary depending on the Company's performance based on earnings before interest, taxes and depreciation and amortization ("EBITDA"). Because the Company did not achieve the minimum goal for EBITDA, Mr. Gustafson did not receive a bonus for fiscal year 1996. Mr. Gustafson will be eligible to receive an annual bonus for future fiscal years of the Company based on such financial performance or other performance-related criteria as established by the Compensation and Nominating Committee, after consultation with Mr. Gustafson. Mr. Gustafson is also entitled to participate in any employee benefit plans in effect for, and to receive other fringe benefits provided to, other executive officers.

     Pursuant to and upon execution of the Agreement, Mr. Gustafson was granted two (2) stock options, each to purchase 35,000 shares of Common Stock. One (1) stock option becomes exercisable in cumulative annual increments of one-third commencing on the first anniversary of the date of grant. The other stock option becomes exercisable in cumulative annual increments of one-third commencing on the second anniversary of the date of grant. In addition, Mr. Gustafson was granted a stock option to purchase up to 75,000 shares of Common Stock depending on the financial performance of the Company based on EBITDA for fiscal year 1996. The Company did not achieve the minimum goal for EBITDA. Therefore, no portion of this stock option became exercisable or will become exercisable in the future. Lastly, Mr. Gustafson was granted 35,000 restricted shares of Common Stock which may not be transferred, and are subject to forfeiture, until March 27, 1999.

     If Mr. Gustafson's employment is terminated by the Company for Cause, as defined in the Agreement, or by Mr. Gustafson other than for Good Reason or Disability, as defined in the Agreement, Mr. Gustafson will be paid all Accrued Compensation, as defined in the Agreement, through the date of termination of employment. If Mr. Gustafson's employment with the Company is terminated by the Company for any reason other than for Cause, death or Disability, or by Mr. Gustafson for Good Reason, (i) Mr. Gustafson will be paid all Accrued Compensation plus 200% of his base salary and the prorated amount of annual bonus that would have been payable to Mr. Gustafson with respect to the fiscal year in which Mr. Gustafson's employment is terminated, provided that the performance targets have been actually achieved as of the date of termination (unless such termination of employment follows a Change in Control, as defined in the Agreement, in which case Mr. Gustafson will receive a bonus equal to 50% of his base salary regardless of the Company's performance), (ii) Mr. Gustafson will continue to receive life insurance, medical, dental and hospitalization benefits for a period of twenty-four (24) months following termination of employment, and (iii) all outstanding stock options and restricted shares of Common Stock will become immediately exercisable, vested and nonforfeitable.

     Pursuant to the Agreement, Mr. Gustafson is generally prohibited during the term of the Agreement, and for a period of two (2) years thereafter, from competing with the Company, soliciting any customer of the Company or inducing or attempting to persuade any employee of the Company to terminate his or her employment with the Company in order to enter into competitive employment. For purposes of the Agreement, the Company includes Envirodyne Industries, Inc. and any of its subsidiaries over which Mr. Gustafson exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the term of the Agreement.

     In May 1996, the Compensation and Nominating Committee of the Board of Directors approved the Envirodyne Industries, Inc. Severance Pay Policy (the "Policy") which covers all permanent, full-time, salaried executives and administrative personnel employed by the Company at its corporate office, including Mr. Gordon S. Donovan and Mr. Stephen M. Schuster. Mr. Donovan and Mr. Schuster are eligible for severance benefits as set forth in the Policy upon the occurrence of one of the following events (an "Event"): (i) involuntary separation of employment from the Company for any reason other than death, disability or willful misconduct, (ii) voluntary separation of employment from the Company (a) following a reduction in base compensation or incentive bonus opportunity from that in effect on the day immediately before the effective date of a Change in Control, as defined in the Policy, or office consolidation or elimination, or (b) following a reduction in the person's principal responsibilities from those in effect on the day immediately before the effective date of a Change in Control, as defined in the Policy, or office consolidation or elimination. Upon the occurrence of an Event and subject to the Company obtaining a general release, Mr. Donovan and Mr. Schuster would receive severance pay equal to the equivalent to eighteen (18) months' salary (at the highest annual rate in effect during the three-year period prior to separation of employment) plus a target bonus under the Management Incentive Plan in effect at the time of separation. In addition, Mr. Donovan and Mr. Schuster would continue to receive medical, life and dental insurance benefits in effect at the time of separation of employment for a period of time following such separation depending on form of payment of the severance pay elected (e.g., lump sum or installment) and whether he is covered by another employer's plan. The Policy may be amended or terminated at any time by the Company except that in the event that a Change in Control or elimination or consolidation of all of part of the corporate office occurs during the term of the Policy, the Policy will be automatically extended for a period of twenty-four (24) months following the effective date of the Change in Control or office consolidation or elimination.

                   REPORT OF THE COMPENSATION AND NOMINATING
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee (the "Committee") of the Board of Directors of the Company is composed of two (2) directors, neither of whom is an officer or employee of the Company, its subsidiaries or affiliates.

GENERAL POLICY

     The Company's compensation program is intended to promote the interests of the Company by attracting and retaining highly qualified key employees and providing such key employees with incentives and rewards to encourage superior performance and continued employment with the Company. Accordingly, the Company's compensation program consists of three (3) components: base salary, annual bonus and stock options.

BASE SALARY

     The base salaries of the Company's executive officers are reviewed and, if appropriate, adjusted on an annual basis. The base salaries of executive officers, other than the Chief Executive Officer, are determined by the Chief Executive Officer after consultation with the Vice President, Human Resources. During 1996 the Company retained the services of Towers Perrin, an executive compensation consultant, to assist the Chief Executive Officer in determining the compensation, including base salary, of the other executive officers. Compensation survey information with respect to consumer nondurable product companies (some of which are included in the peer group used by the Company in constructing its Performance Graph included in this Proxy Statement) was reviewed by the Chief Executive Officer in adjusting each executive officer's base salary. Other factors such as the executive officer's level of responsibility, individual performance and contributions to the Company were also taken into account in determining the base salaries of executive officers. The Company believes that its executive officers' total compensation is at approximately the median of total compensation when compared to other nondurable product companies.

ANNUAL BONUS

     In 1996 executive officers of the Company (other than Mr. Gustafson) participated in the Management Incentive Plan ("MIP") pursuant to which they were granted an annual bonus based primarily on the financial performance of the Company and secondarily on personal performance. At the beginning of the 1996 fiscal year, the Committee, based on the recommendation of the Chief Executive Officer and the Vice President, Human Resources, of the Company, established target and maximum financial performance goals with respect to the Company's Operating Income, Operating Cash Flow and Return on Net Managed Assets and the bonus opportunity, stated as a percentage of base salary, that each executive could earn under the MIP. In addition, personal performance goals were jointly established by the executive officer and the Chief Executive Officer.

     The Company exceeded its target goal for Operating Cash Flow. Based on the recommendation of the Chief Executive Officer, the Committee determined that each of the executive officers achieved his primary personal performance goals. Actual awards under the MIP varied depending on the bonus opportunity for each executive officer.

STOCK OPTIONS

     Executive officers also participate in the 1993 Stock Option Plan, as amended (the "Stock Option Plan"). Under the Plan, executive officers were granted approximately the same number of stock options in 1996 as their most recent past grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Donald P. Kelly resigned as President, Chief Executive Officer and Chairman of the Board of the Company in March 1996. Prior to his resignation, Mr. Kelly's compensation was governed by the terms of the

Amended and Restated Management Services Agreement (the "Management Agreement"), dated as of December 31, 1993, between the Company and D.P. Kelly and Associates, L.P. ("DPK"). See "Certain Relationships and Related Transactions" for a description of, and more information relating to, the Management Agreement. The salary disclosed in the Summary Compensation Table for Mr. Kelly represents that portion of the management fees payable to DPK under the Management Agreement elected to be taken by Mr. Kelly in the form of salary. Mr. Kelly did not participate in the Stock Option Plan or MIP. The terms and conditions of the Management Agreement, including the compensation payable to DPK, were approved by the Company's creditors in connection with the Company's plan of reorganization, consummated December 31, 1993, under Chapter 11 of the Bankruptcy Code. In March 1996, the Company terminated the Management Services Agreement.

     Mr. F. Edward Gustafson was elected President, Chief Executive Officer and Chairman of the Board in March 1996. Prior to March 1996, Mr. Gustafson served as Executive Vice President and Chief Operating Officer of the Company, and his compensation was governed by the terms and conditions of the Management Agreement. A portion of the salary disclosed in the Summary Compensation Table for Mr. Gustafson represents that portion of the management fees payable to DPK elected to be taken by Mr. Gustafson in the form of salary. Mr. Gustafson serves as President, Chief Executive Officer and Chairman of the Board of the Company pursuant to an Employment Agreement with the Company dated March 27, 1996 (the "Agreement"). For a description of the terms and conditions of the Employment Agreement, see "Employment Agreements and Change-in-Control Arrangements." Mr. Gustafson's base salary, annual bonus and stock option grant for 1996 were established in accordance with the terms and conditions set forth in the Agreement. The Company did not achieve the minimum goal for EBITDA set forth in the Agreement, and Mr. Gustafson therefore did not receive an annual bonus for 1996, and no portion of the stock option to purchase up to 75,000 shares of Common Stock became exercisable or will become exercisable in the future. The Committee believes that Mr. Gustafson's base salary and stock option grants under the Agreement are reasonable in light of his increased duties and responsibilities and his continued contribution toward the success of the Company.

POLICY REGARDING SECTION 162(m)

     The Company has not adopted a policy regarding the $1 million limitation on the deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The current compensation of the Company's executive officers falls significantly below the $1 million deduction limit.

                                       Compensation and Nominating Committee

                                       ROBERT N. DANGREMOND (Chairman)
                                       GREGORY R. PAGE

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the annual change in the cumulative total stockholder return of the Common Stock against the cumulative total return of the NASDAQ Non-Financial Services Index and a peer group of plastic film manufacturing or food packaging companies consisting of AEP Industries, Inc., Atlantis Group, Inc., Ball Corporation, Bemis Company, Inc., Carlisle Plastics Inc. (through September 9, 1996), Liqui-Box Corp., Sealed Air Corp. and Sealright Co., Inc. for the period commencing January 4, 1994, the first trading date of the Common Stock which was distributed to stockholders pursuant to Envirodyne's Plan of Reorganization on December 31, 1993, and ending December 26, 1996. The graph assumes an investment of $100 on January 4, 1997 and the reinvestment of dividends and other distributions to stockholders.

                           CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING JANUARY 4, 1994

                                   [GRAPH]

---------------------------------------------------------------------------------------------------
                                                    4-JAN-94     DEC.-94      DEC.-95      DEC.-96
---------------------------------------------------------------------------------------------------
  Envirodyne Industries, Inc.                         $100        $ 39         $ 33         $ 53
---------------------------------------------------------------------------------------------------
  NASDAQ Non-Financial Companies Index                $100        $ 98         $138         $170
---------------------------------------------------------------------------------------------------
  Custom Composite Index (8 Stocks)                   $100        $109         $120         $166
---------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 31, 1993, the Company and D.P. Kelly & Associates, L.P. ("DPK") entered into an Amended and Restated Management Services Agreement (the "Management Agreement") pursuant to which DPK provided corporate management services to the Company. In consideration of the services provided by DPK under the Management Agreement, the Company agreed to pay $2,000,000 in management fees and salaries and the reimbursement of expenses. On March 27, 1996, the Board of Directors voted to terminate the Management Agreement. For fiscal 1996, the Company paid $193,000 to DPK for services provided under the Management Agreement. In addition, pursuant to the Agreement, the Company paid to DPK a $2,000,000 termination fee. Messrs. Kelly and Gustafson are executive officers and limited partners of DPK. Mr. Kelly's salary and Mr. Gustafson's salary prior to March 27, 1996, disclosed in the Summary Compensation Table, were paid pursuant to the Management Agreement.

     During fiscal 1996, the Company purchased products in the ordinary course and on arm's-length terms from affiliates of DPK in the amount of $904,000. During fiscal 1996, the Company sublet office space from DPK for which it paid $139,000 in rent. The rent is comparable to that which would be charged to a nonaffiliated company for use of this office space.

     Mr. Kelly and DPK have asserted common law and contractual rights of indemnity against Envirodyne for attorneys' fees, costs and any ultimate liability relating to the claims set forth in complaints filed in two lawsuits. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc, Salomon Brothers Inc, D.P. Kelly & Associates, L.P., Donald P. Kelly, Charles K. Bobrinskoy, James L. Massey, William Rifkind and Michael Zimmerman, Case No. 93 A 1616, United States Bankruptcy Court for the Northern District of Illinois, Eastern Division ("ARTRA I"), ARTRA Group Incorporated ("ARTRA") alleges breach of fiduciary duty and tortious interference in connection with the negotiation and consummation of the Plan of Reorganization. In ARTRA Group Incorporated v. Salomon Brothers Holding Company Inc., Salomon Brothers Inc., D.P. Kelly & Associates, L.P., Donald P. Kelly, Charles K. Bobrinskoy and Michael Zimmerman, Case No. 93 L 2198, Circuit Court of the Eighteenth Judicial Circuit, DuPage County, Illinois, ARTRA alleges breach of fiduciary duty, fraudulent and negligent misrepresentation and breach of contract in connection with the 1989 acquisition of Envirodyne by Emerald Acquisition Corporation. The plaintiff seeks damages in the total amount of $136.2 million plus interest and punitive damages of $408.6 million. In ARTRA I, upon a motion of the defendants, the Bankruptcy Court dismissed ARTRA's claims. ARTRA appealed to the U.S. District Court, and on October 31, 1996, the U.S. District Court affirmed the Bankruptcy Court's decision. ARTRA has appealed to the U.S. Court of Appeals for the Seventh Circuit. All briefs have been filed, and the parties are awaiting oral argument.

     In fiscal 1996, Viskase Corporation, a wholly-owned subsidiary of the Company, had sales of $19,795,000 to Cargill, Inc. and its affiliates, which sales were made in the ordinary course of business. During 1996, Cargill Financial Services Corporation was the beneficial owner of 9.4% of the Company's outstanding Common Stock, and Gregory R. Page, President of the Red Meat Group of Cargill, Inc., is a director of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. has been appointed by the Board of Directors as the Company's independent accountants for the fiscal year ending December 25, 1997. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 25, 1997.

                                 OTHER MATTERS

     Zapata Corporation ("Zapata") has given the Company written notice of its intent to nominate five candidates for election as directors. The nominees are:
Malcolm I. Glazer ("Glazer"), three of Glazer's sons, Avram A. Glazer, Bryan G. Glazer and Edward Glazer, and Robert V. Leffler, Jr. Mr. Glazer is the Chairman of the Board of Directors of Zapata. Avram A. Glazer is President, Chief Executive Officer and a director of Zapata. Robert V. Leffler, Jr. is also a director of Zapata.

     Zapata has also indicated that it intends to bring a proposal to be considered at the Annual Meeting (the "Zapata Proposal") recommending that the Board of Directors take appropriate action to redeem as soon as possible the rights issued under the Rights Agreement between the Company and Harris Trust & Savings Bank, dated as of June 26, 1996, or otherwise terminate the plan and not implement any other stockholder rights plan without a binding vote of the Company's stockholders.

     The persons designated as proxies on the enclosed proxy card intend to vote against the Zapata Proposal. If any other matters properly come before the Annual Meeting, the persons designated as proxies on the enclosed proxy card will vote in accordance with their judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Securities and Exchange Commission. Such proposals must be received by the Company not later than December 18, 1997 to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60521. In addition, the Amended and Restated By-Laws of the Company (the "By-Laws") provide that any stockholder of record wishing to nominate a person for election as director or to bring any other business before an annual meeting of stockholders must provide to the Corporate Secretary of Envirodyne notice of such nomination or other business to be brought, in the proper written form specified in the By-Laws, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For the 1998 Annual Meeting of Stockholders, a stockholder must provide written notice to the Company of any nomination or other business to be brought under the By-Laws no earlier than January 6, 1998 and no later than February 15, 1998. Any stockholder desiring a copy of the By-Laws will be furnished one without charge upon request to the Corporate Secretary.

                        1996 ANNUAL REPORT ON FORM 10-K

     A copy of the Company's 1996 Annual Report on Form 10-K (the "Form 10-K"), as filed with the Securities and Exchange Commission, is included as part of the Company's 1996 Annual Report which accompanies this Proxy Statement. Additional copies of the Form 10-K are available to stockholders without charge on request in writing to the following address: Envirodyne Industries, Inc., 701 Harger Road, Suite 190, Oak Brook, Illinois 60521, Attention: Corporate Secretary.

                                          ENVIRODYNE INDUSTRIES, INC.

Oak Brook, Illinois
April 18, 1997

                                                                      APPENDIX A

                 INFORMATION CONCERNING DIRECTORS, NOMINEES FOR
             DIRECTOR, EXECUTIVE OFFICERS AND OTHER "PARTICIPANTS"

     The following table sets forth the name and the principal occupation or employment (except with respect to directors, whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or organization (if other than the Company) in which such employment is carried on, of (i) directors, nominees for director and executive officers of the Company, and (ii) certain employees, if any, of the Company and its subsidiaries who may assist in soliciting proxies from stockholders of the Company.

                     NAME AND PRINCIPAL                                PRINCIPAL OCCUPATION
                      BUSINESS ADDRESS                                    OR EMPLOYMENT
                     ------------------                                --------------------
Robert N. Dangremond........................................                   (1)
Jay Alix & Associates
575 Fifth Avenue
New York, New York 10017

Gordon S. Donovan(2)........................................    Vice President, Chief Financial
                                                                Officer, Treasurer and Assistant
                                                                Secretary

Avram A. Glazer.............................................                   (3)
Zapata Corporation
1717 St. James Place
Houston, Texas 77056

Malcolm I. Glazer...........................................                   (4)
1482 South Ocean Blvd.
Palm Beach, Florida 33480

F. Edward Gustafson(2)......................................    President, Chief Executive Officer
                                                                and Chairman of the Board of
                                                                Directors

Michael E. Heisley..........................................                   (1)
Heico Acquisitions
Three First National Plaza,
Ste. 5600
Chicago, Illinois 60602

Gregory R. Page.............................................                   (1)
Red Meat Group
Cargill, Inc.
15615 McGinty Road, West
Wayzata, Minnesota 55440-2398

Mark D. Senkpiel............................................                   (1)
Trust Company of the West
11100 Santa Monica Blvd.,
Ste. 2050
Los Angeles, California 90025

Stephen M. Schuster(2)......................................    Vice President, General Counsel
                                                                and Secretary

---------------
(1) Messrs. Dangremond, Gustafson, Heisley, Page and Senkpiel are currently directors of the Company. A complete description of each director's principal occupation or employment and the principal business of any corporation or other organization in which such employment is carried on is contained in the Proxy Statement.

(2) Messrs. Donovan, Gustafson and Schuster are executive officers of the Company, whose business address is 701 Harger Road, Suite 190, Oak Brook, Illinois 60521. The principal business of the Company is the manufacture and sale of food packaging and food service supplies.

(3) Mr. Avram A. Glazer is currently a director of the Company but was not nominated by the Board of Directors for reelection. Mr. Glazer is the President and Chief Executive Officer of Zapata Corporation, a marine protein business. Mr. Glazer is also the Vice President of First Allied Corporation, an investment company. Mr. Glazer is included in this Appendix A and in Appendix B because he is a director of the Company; however, he has stated his intent to wage an election contest and is not expected to solicit proxies on behalf of the Board of Directors of the Company.

(4) Mr. Malcolm I. Glazer is currently a director of the Company but was not nominated by the Board of Directors for reelection. Mr. Glazer is a self-employed private investor. He is the owner of the Tampa Bay Buccaneers, a National Football League franchise. In addition, Mr. Glazer is the President and Chief Executive Officer of First Allied Corporation. He is also Chairman of the Board of Directors of Zapata Corporation. Mr. Glazer is included in this Appendix A and in Appendix B because he is a director of the Company; however, he has stated his intent to wage an election contest and is not expected to solicit proxies on behalf of the Board of Directors of the Company.

                                                                      APPENDIX B

                SHARES HELD BY DIRECTORS, NOMINEES FOR DIRECTOR,
                  EXECUTIVE OFFICERS AND OTHER "PARTICIPANTS"

     Current Ownership. The amount of each class of securities owned by each director, nominee for director and executive officer and information regarding beneficial and record ownership are set forth in the Security Ownership table and the related footnotes in the Proxy Statement. It is not known at this time which other employees of the Company, if any, will solicit proxies on behalf of the Board of Directors.

     Purchases and Sales. The following table sets forth information concerning purchases and sales during the past two years by each of the directors, nominees for director and executive officers.

                                                 DATE OF                        NATURE OF
                   NAME                        TRANSACTION       AMOUNT        TRANSACTION
                   ----                        -----------       ------        -----------
Robert N. Dangremond.......................      4/24/95            2,000      Purchase
                                                 9/30/96            5,209          (1)
                                                 1/31/97            1,454          (1)

Gordon S. Donovan..........................      7/24/96            2,000      Purchase
                                                 11/22/96           4,720          (2)
                                                 2/25/97            6,489          (2)
                                                 11/96-3/97           529          (3)

Avram A. Glazer............................      9/30/96            4,961          (1)
                                                 1/31/97            1,018          (1)

Malcolm I. Glazer..........................       8/7/95        4,189,298      Sale
                                                 9/30/96            4,961          (1)
                                                 1/31/97            1,018          (1)

F. Edward Gustafson........................      4/17/95          272,668          (4)
                                                 4/24/95           50,000          (4)
                                                 5/17/95           20,000      Purchase
                                                 5/17/95           20,000          (6)
                                                  2/9/96            1,000      Purchase
                                                 2/12/96            4,000      Purchase
                                                 2/12/96            7,157      Purchase
                                                 3/27/96           35,000          (7)
                                                 4/15/96            3,000      Purchase
                                                 4/15/96           47,000          (6)
                                                 4/15/96           57,853          (5)
                                                 10/2/96            5,638          (2)
                                                 10/17/96           4,555          (2)
                                                  3/4/97            6,345          (3)

Michael E. Heisley.........................      4/15/96          157,853      Purchase
                                                 9/30/96            5,085          (1)
                                                 1/31/97            1,163          (1)

Gregory R. Page............................      9/30/96            4,961          (1)
                                                 1/31/97            1,091          (1)

                                                 DATE OF                        NATURE OF
                   NAME                        TRANSACTION       AMOUNT        TRANSACTION
                   ----                        -----------       ------        -----------
Stephen M. Schuster........................      3/1/96            10,000          (6)
                                                 5/31/96              604          (6)
                                                 6/7/96             2,500          (6)
                                                 11/11/96           5,000          (6)
                                                 11/15/96          12,156          (2)
                                                 1/22/97            3,000          (9)
                                                 2/14/97            6,557          (2)
                                                 3/24/97            1,219          (3)
                                                 11/96-3/97           673          (3)

Mark D. Senkpiel...........................      4/25/96            2,000      Purchase
                                                 4/25/96            3,000          (8)
                                                 9/30/96            5,209          (1)
                                                 1/31/97            1,382          (1)
                                                 3/6/97             6,000      Purchase
                                                 3/6/97             3,000          (8)

---------------
(1) These shares were issued pursuant to the Non-Employee Directors' Compensation Plan, which provides that non-employee directors may elect to receive their directors' fees in the form of shares of Common Stock of the Company.

(2) These shares were acquired pursuant to intra-plan transfers under the Company's Retirement Income Plan (e.g., 401(k) plan).

(3) These shares were acquired pursuant to regular payroll deductions under the Company's Retirement Income Plan.

(4) These shares were acquired by Volk Enterprises, Inc. See Footnote 5 to the Security Ownership table in the Proxy Statement for an explanation of beneficial ownership. Mr. Gustafson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Volk Enterprises, Inc.

(5) These shares were acquired by D.P. Kelly & Associates, L.P. See Footnote 5 to the Security Ownership table in the Proxy Statement for an explanation of beneficial ownership. Mr. Gustafson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in D.P. Kelly & Associates, L.P.

(6) These shares were acquired by such person's spouse. Each such person disclaims beneficial ownership of any shares acquired by his spouse.

(7) These shares were issued pursuant to an Employment Agreement, dated March 27, 1997, between the Company and Mr. Gustafson.

(8) These shares were acquired by Mr. Senkpiel as custodian of accounts for the benefit of his minor children under the Uniform Gifts to Minors Act. Mr. Senkpiel disclaims beneficial ownership of these shares.

(9) These shares were issued by the Company as a bonus to Mr. Schuster.

OTHER INFORMATION.

     (a) The Company owns, directly or indirectly, all of the issued and outstanding securities of all of its subsidiaries.

     (b) Except as disclosed in this Appendix B and the Proxy Statement, to the best of the Company's knowledge, none of the Company or any of its directors, nominees for director or executive officers (i) owns beneficially, directly or indirectly, any securities of the Company or its subsidiaries, (ii) owns of record, but not beneficially, any securities of the Company, (iii) has purchased or sold any securities of the Company during the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, or (v) is, or was during the past year, a party to any contract, arrangement or understanding with respect to the securities of the Company.

     (c) Except as disclosed in this Appendix B and the Proxy Statement, to the knowledge of the Company, no associate of the Company, or any of its directors, nominees for director or executive officers, owns beneficially, directly or indirectly, any securities of the Company.

     (d) Except as disclosed in this Appendix B and the Proxy Statement, to the knowledge of the Company, neither the Company nor any of the directors, nominees for director or executive officers or any other of their associates (i) has or had a direct or indirect material interest in any transactions or series of transactions with the Company since the beginning of the Company's last fiscal year or any currently proposed transaction, or series or transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount in question exceeded $60,000, (ii) has any arrangement or understanding with respect to future employment by the Company or any of its affiliates, or
(iii) has any arrangement or understanding with respect to any future transactions to which the Company or any of its affiliates will or may be a party.





P    [LOGO]    ENVIRODYNE                                              PROXY SOLICITED BY THE BOARD OF DIRECTORS
               INDUSTRIES, INC.                                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
R                                                                      MAY 16, 1997

o

x   F. Edward Gustafson and Stephen M. Schuster, or either of them individually, and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Envirodyne Industries, Inc. owned
Y   on the record date by the undersigned at the Annual Meeting of Stockholders to be held on May 16, 1997, or any adjournments or postponements thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 18, 1997
    (the "Proxy Statement"). THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS INDICATED, THIS PROXY
    WILL BE VOTED "FOR" PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED "AGAINST" THE STOCKHOLDER PROPOSAL WHICH MAY BE BROUGHT BY
    ZAPATA CORPORATION AS DESCRIBED UNDER "OTHER MATTERS" IN THE PROXY STATEMENT IN THE EVENT SUCH PROPOSAL IS BROUGHT BEFORE
    THE MEETING.

    Proposal 1 - Election of Directors       Nominees:  Robert N. Dangremond, F. Edward Gustafson, Michael E. Heisley,
                                             Gregory R. Page, Mark D. Senkpiel.


    Proposal 2 - Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1997 fiscal year.


    (Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting.)











/X/   Please mark your                                                          Envirodyne Industries, Inc.
      votes as in this                                                          701 Harger Road, Suite 190
      example.                                                                  Oak Brook, Illinois 60521

Proxy Card         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.
                   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR PROPOSAL 2. THIS PROXY WILL BE
                   VOTED "AGAINST" THE STOCKHOLDER PROPOSAL WHICH MAY BE BROUGHT BY ZAPATA CORPORATION AS DESCRIBED UNDER "OTHER
                   MATTERS" IN THE PROXY STATEMENT IN THE EVENT SUCH PROPOSAL IS BROUGHT BEFORE THE MEETING.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

                                       For    Withheld                                              For   Against  Abstain
1. Election of Directors              / /      / /               2. Ratification of Accountants     / /     / /      / /
   (See Reverse)                                                    (See Reverse)
For, except vote WITHHELD from the following nominee(s):

--------------------------------------------------------
PLEASE SIGN, DATE AND RETURN IN ENCLOSED ENVELOPE.




                                                                                Signature________________________________

                                                                                DATE_____________________________________

                                                                                Signature________________________________

                                                                                DATE_____________________________________

                                                                                 Please sign exactly as your name appears. If
                                                                                 acting as attorney, executor, trustee or in
                                                                                 representative capacity, sign name and indicate
                                                                                 title. Joint owners should each sign personally.
